Exhibit 10.2

EXECUTION VERSION

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of January 18, 2013 and entered into by and among CAPITAL ONE, N.A., a national banking association, in its capacity as administrative agent under the First Lien Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“First Lien Agent”), WELLS FARGO BANK, N.A., not in its individual capacity, but solely in its capacity as collateral agent and trustee under the Second Lien Documents (as defined below), including its successors and assigns in such capacities from time to time (“Collateral Agent”) and the LOAN PARTIES (as hereinafter defined).

RECITALS

Interface Security Systems, L.L.C., a Louisiana limited liability company (“Interface”), as a borrower, and certain direct and indirect subsidiaries of Interface, as borrowers (such subsidiaries, together with Interface, the “Borrowers”; the Borrowers and Holdings are hereinafter collectively referred to as the “Loan Parties” and individually referred to as a “Loan Party”), the lenders party thereto, and First Lien Agent have entered into that certain Credit Agreement, dated as of  January 18, 2013, providing for the credit facilities described therein (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”);

Pursuant to a Guaranty Agreement, Interface Security Systems Holdings, Inc., a Delaware corporation (“Holdings”) has guaranteed the Obligations (as defined in the First Lien Credit Agreement (the “First Lien Guaranty”);

Holdings and Interface, in their capacity as issuers (“Issuers”), Guarantors (as defined below), the Collateral Agent in its capacity as trustee (in such capacity, “Trustee”) and collateral agent, are parties to that certain Indenture, dated as of January 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Indenture”), pursuant to which the Issuers have issued $230 million of 9.25% senior secured Notes due 2018 (the “Initial Notes”) and may issue an unlimited amount of additional Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

Pursuant to Article 11 (Guarantees) of the Second Lien Indenture and other guaranties, the Guarantors (as defined in the Second Lien Indenture) (“Guarantors”) have guaranteed the Guaranteed Obligations (as defined in the Second Lien Indenture) (collectively, the “Second Lien Guaranty”);

The obligations of (i) the Loan Parties under the First Lien Credit Agreement, (ii) Holdings under the First Lien Guaranty, and (iii) any guarantors which may from time to time guaranty the obligations of Borrowers under the First Lien Credit Agreement are to be secured on a first priority basis by liens on substantially all the assets of the Loan Parties and such additional guarantors;

The obligations of (i) Holdings and Interface under the Second Lien Indenture, and (ii) Guarantors under the Second Lien Guaranty are to be secured on a second priority basis by liens on substantially all the assets of Interface and Guarantors;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

First Lien Agent and Collateral Agent have agreed to the intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1                               Defined Terms.  All other capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Second Lien Indenture.  As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

“Bank Product Obligations” means all obligations, liabilities and indebtedness owing to First Lien Agent or any First Lien Lender in respect of cash management or related services, including controlled disbursement services, credit cards, purchase cards, overdrafts and automated clearing house transfer of funds for the account of any Loan Parties.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First Lien Collateral or Second Lien Collateral.

“Collateral Agent” has the meaning set forth in the preamble to this Agreement.

“Conforming Amendment” means any amendment to any Second Lien Document that is substantively identical to a corresponding amendment to a comparable provision of a First Lien Loan Document.

“Creditors” means First Lien Creditors and Second Lien Creditors.

“Default Disposition” has the meaning set forth in Section 5.1(c).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of First Lien Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)                                 all of such First Lien Priority Obligations (other than contingent indemnification obligations not yet due and payable, undrawn Letters of Credit and Bank Product Obligations) have been indefeasibly paid, performed or discharged in full (with all such First Lien Priority Obligations consisting of monetary or payment (including reimbursement) obligations having been paid in full in cash),

(b)                                 no Person has any further right to obtain any loans, Letters of Credit, bankers’ acceptances, or other extensions of credit under the First Lien Loan Documents,

(c)                                  any and all undrawn Letters of Credit, bankers’ acceptances or similar instruments issued under such documents have been cancelled and returned (or cash collateralized) in accordance with the terms of such documents; and

(d)                                 all Bank Product Obligations have been indefeasibly paid in full in cash or cash collateralized (up to but not in excess of the amount of any relevant Bank Product Reserve).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the First Lien Loan Documents, the undrawn amount of all outstanding Letters of Credit, and all reimbursement obligations described in clause (ii) of the definition of “First Lien Obligations” that are in excess of the First Lien Cap, plus (b) the portion of interest and fees on account of such portion of the loans, Letters of Credit and reimbursement obligations described in clause (a) of this definition.

“Excess Second Lien Obligations” means the sum of (a) the portion of the principal amount of the Notes outstanding under the Second Lien Documents in excess of the Second Lien Cap, plus (b) the portion of interest and fees on account of such portion of the Notes described in clause (a) of this definition.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, any or all of the following: (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition, (b) the exercise of any right or remedy provided to a secured creditor under the First Lien Loan Documents or the Second Lien Documents (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of any Grantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or proceeds of Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, (e) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the First Lien Loan Documents, the Second Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (f) the pursuit of Default Dispositions relative to all or a material portion of the Collateral to the extent undertaken and being diligently pursued in good faith to consummate the Disposition of such Collateral within a commercially reasonable time, and (g) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against any Grantor or any assets of any Grantor.

“First Lien Agent” has the meaning set forth in the preamble to this Agreement.

“First Lien Cap” means the result of (x) the amount of outstanding indebtedness and other obligations permitted to have been incurred under Sections 4.09(b)(1) and (15) of the Second Lien Indenture, as in effect on the date hereof, plus (y) fifteen percent (15%) of the amount described in clause (x).

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any First Lien Obligation.

“First Lien Collateral Documents” means the Security Agreement (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any First Lien Obligation or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“First Lien Creditors” means, at any relevant time, the holders of First Lien Obligations at that time, including First Lien Lenders and First Lien Agent, the beneficiaries of each indemnification obligation under any of the First Lien Loan Documents, and any successor or transferee of any of the foregoing.

“First Lien Default” means any “Event of Default”, as such term is defined in any First Lien Loan Document.

“First Lien Lenders” means the “Banks” as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Collateral Documents, the First Lien Credit Agreement, the First Lien Guaranty, the First Lien Mortgages, and each of the other Loan Documents (as defined in the First Lien Credit Agreement).

“First Lien Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of First Lien Agent.

“First Lien Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“First Lien Obligations” means, collectively, (i) all Obligations arising under the First Lien Credit Agreement or any other First Lien Loan Document, (ii) all reimbursement obligations (if any) and interest thereon with respect to any Letter of Credit or similar instruments issued pursuant to the First Lien Credit Agreement or any other First Lien Loan Document and (iii) all Hedging Obligations and Bank Product Obligations of the Loan Parties, on the one hand, and any lender or holder of First Lien Obligations (or any affiliate of any lender or holder of First Lien Obligations), on the other hand, and all fees, expenses and other amounts payable from time to time in connection therewith.  First Lien Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant First Lien Loan Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“First Lien Priority Obligations” means all First Lien Obligations exclusive of the Excess First Lien Obligations, which Excess First Lien Obligations shall be excluded from (and shall not constitute) First Lien Priority Obligations.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Loan Parties, Issuers, Borrowers and Guarantors, and each other person that may from time to time execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” have the respective meanings set forth in the recitals to this Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)                                 interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c)                                  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Insolvency Proceeding” means:

(a)                                 any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)                                 any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

(c)                                  any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)                                 any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Issue Date” means the date of the original issuance of the Notes initially issued under the Second Lien Indenture.

“Issuers” has the meaning set forth in the recitals to this Agreement.

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the First Lien Credit Agreement.

“Letter of Credit Usage” means the “Letters of Credit Outstanding,” as that term is defined in the First Lien Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“Loan Party” and “Loan Parties” have the meaning set forth in the recitals to this Agreement.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Purchase Notice” has the meaning set forth in Section 5.6(a).

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Actionable Default” means a payment default under the Second Lien Indenture or the Notes, acceleration of the Second Lien Obligations or any insolvency of an Issuer or a Guarantor.

“Second Lien Cap” means, at any time, the result of (a) the aggregate principal amount of all Indebtedness incurred under the Second Lien Documents from the Issue Date to and including the applicable time of determination in accordance with the terms thereof, minus (b) the aggregate amount of all payments of such principal under such Second Lien Documents as of such time in accordance with the terms thereof (other than any prepayment made with the proceeds of any refinancing, refunding or replacement of any such Indebtedness).

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal, or mixed, with respect to which a consensual Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Indenture) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Creditors” means, at any relevant time, the Trustee, the Collateral Agent, each holder of notes, the beneficiaries of each indemnification obligation under the Second Lien Indenture, the notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Second Lien Default” means any “Event of Default”, as such term is defined in any Second Lien Document.

“Second Lien Documents” means the Second Lien Collateral Documents, the Second Lien Indenture, the Second Lien Guaranty, the Second Lien Mortgages, and any other agreement, document, or instrument evidencing or entered into in connection with the Second Lien Obligations.

“Second Lien Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of Collateral Agent.

“Second Lien Holders” means the “Holders” as defined in the Second Lien Indenture.

“Second Lien Indenture” has the meaning set forth in the recitals to this Agreement.

“Second Lien Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all Obligations in respect of the notes or arising under the Second Lien Documents or any of them. Second Lien Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Second Lien Priority Obligations” means all Second Lien Obligations exclusive of the Excess Second Lien Obligations, which Excess Second Lien Obligations shall be excluded from (and shall not constitute) Second Lien Priority Obligations.

“Standstill Notice” means a written notice from Collateral Agent to First Lien Agent stating that a Second Lien Actionable Default has occurred and is continuing and that, as a consequence thereof, Collateral Agent has accelerated the Second Lien Obligations.

“Standstill Period” has the meaning set forth in Section 3.1(a) of this Agreement.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Triggering Event” means (i) the acceleration of any First Lien Priority Obligations, (ii) First Lien Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, (iii) the occurrence of a Second Lien Default as a result of a failure to make payment of any Second Lien Priority Obligation when due under the terms of the Second Lien Documents, or (iv) the commencement of an Insolvency Proceeding with respect to any Grantor.

“Trustee” has the meaning set forth in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2                               Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the First Lien Credit Agreement.  Unless the context requires otherwise:

(a)                                 except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)                                 any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

(c)                                  any definition of or reference to First Lien Obligations or the Second Lien Obligations herein shall be construed as referring to the First Lien Obligations or the Second Lien Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)                                 any reference herein to any person shall be construed to include such person’s successors and assigns;

(e)                                  the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)                                   all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g)                                  the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1                               Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens on Collateral securing the Obligations under the First Lien Obligations (“First Priority Liens”) or any Liens on Collateral that secure the Notes and the Second Lien Obligations  (“Second Priority Liens”), and notwithstanding any contrary provision of the UCC or any other applicable law or the First Lien Documents or the Second Lien Documents, or any other circumstance whatsoever, Collateral Agent and the First Lien Agent hereby agree that:

(a)                                 subject to the last sentence of this Section 2.1, any First Priority Liens now or hereafter held by or on behalf of, or created for the benefit of, First Lien Agent or any First Lien Creditors or any agent or trustee therefore shall be senior in right, priority, perfection, operation, effect and all other respects to any and all Second Priority Liens; and

(b)                                 subject to the last sentence of this Section 2.1, Second Priority Liens now or hereafter held by or on behalf of, or created for the benefit of, Collateral Agent, any Second Lien Creditors or any agent or trustee therefore shall be junior and subordinate in right, priority, perfection, operation, effect and all other respects to all First Priority Liens.

All First Priority Liens shall be and remain senior in all respects and prior to all Second Priority Liens for all purposes, whether or not such First Priority Liens are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Indenture, or as specified in Section 6.2).

2.2                               Prohibition on Contesting Liens.  Each of Collateral Agent, for itself and on behalf of each Second Lien Creditor, and First Lien Agent, for itself and on behalf of each First Lien Creditor, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any First Lien Creditors in the First Lien Collateral or by or on behalf of any Second Lien Creditors in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of First Lien Agent, any First Lien Creditor, Collateral Agent, or any Second Lien Creditor to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.

2.3                               New Liens.  So long as the Discharge of First Lien Priority Obligations has not occurred, the parties hereto agree that no Grantor shall:

(a)                                 grant any additional Liens on any asset to secure any Second Lien Obligation unless such Grantor grants a Lien on such asset to secure the First Lien Obligations concurrently with the grant of a Lien thereon in favor of Collateral Agent; or

(b)                                 grant any additional Liens on any asset to secure any First Lien Obligations unless such Grantor grants a Lien on such asset to secure the Second Lien Obligations concurrently with the grant of a Lien thereon in favor of First Lien Agent.

To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to First Lien Agent or First Lien Creditors, Collateral Agent, on behalf Second Lien Creditors, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.  The provisions of this Section 2.3 shall not apply to replacement Liens granted as adequate protection in an Insolvency Proceeding, for which separate provision is made in Section 6.5.

2.4                               Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)                                 upon request by First Lien Agent or Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents;

(b)                                 that the First Lien Collateral Documents and Second Lien Collateral Documents and guarantees for the First Lien Obligations and the Second Lien Obligations, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature thereof and subject to document standard language with respect to the duties and liabilities of the Collateral Agent acting in its capacity as “Trustee” and “Collateral Agent” as required by Collateral Agent; and

(c)                                  after the Discharge of the First Lien Priority Obligations, First Lien Agent will provide written notice thereof to each depositary bank subject to each control agreement then effective.

The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that First Lien Agent or Collateral Agent obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the First Lien Loan Documents or Second Lien Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof, the Collateral securing the First Lien Loan Obligations and the Second Lien Loan Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3.  Exercise of Remedies.

3.1                               Standstill.  Until the Discharge of First Lien Priority Obligations has occurred, even if a Second Lien Default has occurred and remains uncured and whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Collateral Agent and Second Lien Creditors:

(a)                                 will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided, however, that if a Second Lien Actionable Default has occurred and is continuing, Collateral Agent may Exercise any Secured Creditor Remedies after the period of one-hundred eighty 180 days commencing on the date on which First Lien Agent receives the applicable Standstill Notice; provided further, however, that in no event shall Collateral Agent or any Second Lien Creditor exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of such 180 day period, (x) First Lien Agent or First Lien Creditors shall have commenced prior to the expiration of such 180 day period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Collateral Agent with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise (such 180 day period as extended in accordance with the foregoing provisos is herein referred to as the “Standstill Period”)  or (y) if any Insolvency Proceedings has been commenced;

(b)                                 prior to the end of the Standstill Period will not contest, protest, or object to any Exercise of Secured Creditor Remedies by First Lien Agent or any First Lien Creditor and have no right to direct First Lien Agent to Exercise any Secured Creditor Remedies or take any other action under the First Lien Loan Documents; and

(c)                                  prior to the end of the Standstill Period will not object to (and will waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Creditors from Exercising any Secured Creditor Remedies.

3.2                               Exclusive Enforcement Rights.  Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to expiration of the Standstill Period as expressly set forth in Section 3.1(a), First Lien Agent and First Lien Creditors shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of Collateral Agent or any Second Lien Creditor.  In connection with any Exercise of Secured Creditor Remedies, First Lien Agent and First Lien Creditors may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

3.3                               Second Lien Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, and subject to applicable law, Collateral Agent and any Second Lien Creditor may:

(a)                                 if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Obligations;

(b)                                 take any action (not adverse to the priority status of the First Priority Liens, or the rights of First Lien Agent or any First Lien Creditors to Exercise any Secured Creditor Remedies) in order to create, preserve, protect or perfect the Second Priority Liens;

(c)                                  file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Second Lien Creditors, including any claims secured by the Collateral;

(d)                                 vote on any plan of reorganization and make any filings and motions that are, in each case, in accordance with the terms of this Agreement with respect to the Second Lien Obligations and the Collateral;

(e)                                  join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Agent (it being understood that neither Collateral Agent nor any Second Lien Creditor shall be entitled to receive any proceeds thereof unless otherwise expressly permitted in this Agreement);

(f)                                   Exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1(a) (it being understood that neither Collateral Agent nor any Second Lien Creditor shall be entitled to receive any proceeds thereof unless otherwise expressly permitted in this Agreement); and

(g)                                  exercise any rights or remedies as an unsecured creditor as more fully provided in Section 3.5.

3.4                               Retention of Proceeds.  First Lien Agent and Collateral Agent each agrees that prior to the Discharge of the First Lien Priority Obligations, after the occurrence and during the continuance of a First Lien Default, Second Lien Creditors will only be entitled to retain proceeds of Collateral in connection with an Exercise of Secured Creditor Remedies by Collateral Agent that is permitted under Section 3.1(a) above and only if First Lien Agent was given an opportunity to release its Lien in and to the Collateral that is the subject of such Exercise of Secured Creditor Remedies by Collateral Agent and First Lien Agent declined to do so at a time when it had the legal right to do so.  Neither Collateral Agent nor any Second Lien Creditor shall be permitted to retain any proceeds of Collateral in connection with any Exercise of Secured Creditor Remedies in any other circumstance unless and until the Discharge of First Lien Priority Obligations has occurred, and any such proceeds received or retained in any other circumstance will be subject to Section 4.2.

3.5                               Unsecured Creditor Remedies.  Except as set forth in Sections 3.1(a) and 6, Collateral Agent and the other Second Lien Creditors may enforce rights and exercise remedies as unsecured creditors against any Grantor in accordance with the terms of the Second Lien Documents and applicable law; provided, however, that in the event that any Second Lien

Creditor becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to First Priority Liens and the First Lien Obligations) to the same extent as the other Liens securing the Second Lien Obligations.

3.6                               Commercially Reasonable Dispositions; Notice of Exercise.  First Lien Agent agrees that any Exercise of Secured Creditor Remedies by First Lien Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by First Lien Agent in a commercially reasonable manner.  Collateral Agent agrees that any Exercise of Secured Creditor Remedies by Collateral Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by Collateral Agent in a commercially reasonable manner.  First Lien Agent shall provide at least ten (10) days’ prior written notice to Collateral Agent of its initial Exercise of Secured Creditor Remedies under Article 9 of the UCC, which ten (10) day period shall be deemed to be a reasonable period.  Collateral Agent shall provide at least ten (10) days’ prior written notice to First Lien Agent of its initial material Exercise of Secured Creditor Remedies under Article 9 of the UCC, which ten (10) day period shall be deemed to be a reasonable period.

SECTION 4.  Proceeds.

4.1                               Application of Proceeds.  Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Sections 2.1 and 3.4, any Collateral or proceeds thereof received by any of the First Lien Creditors or the Second Lien Creditors in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment of all costs and expenses owed to the First Lien Agent in accordance with the First Lien Loan Documents and then to the payment of all costs and expenses owed to the Collateral Agent in accordance with the Second Lien Documents, as the case may be, in connection with such Exercise of Secured Creditor Remedies (to the extent not prohibited hereunder), (b) second, to the payment in full in cash or cash collateralization of the First Lien Priority Obligations in accordance with the First Lien Loan Documents, and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, (c) third, to the payment in full in cash of the Second Lien Priority Obligations in accordance with the Second Lien Documents, (e) fourth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Loan Documents, (f) fifth, to the payment in full in cash of the Excess Second Lien Obligations in accordance with the Second Lien Documents, and (g) sixth, any surplus Collateral or proceeds then remaining will be returned to Borrowers, Issuers, Guarantors or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the agent that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2                               Turnover.  Unless and until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, except as otherwise provided in Section 3.4, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the penultimate sentence of Section

2.3 or the proviso in Section 3.5 and insurance proceeds) received by Collateral Agent or any other Second Lien Creditor (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral by Collateral Agent or any Second Lien Creditor, or (b) as a result of Collateral Agent’s or any Second Lien Creditor’s collusion with any Grantor in violating the rights of First Lien Agent or any First Lien Creditor (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and either retained or forthwith transferred or paid over to First Lien Agent for the benefit of First Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  Unless and until the Discharge of First Lien Priority Obligations has occurred, the First Lien Agent is hereby authorized to make any such endorsements as agent for Collateral Agent or any such Second Lien Creditors for the purpose of carrying out the provisions of this Section 4.2.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Priority Obligations.

4.3                               No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Second Lien Creditors to the Liens of First Lien Creditors as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Second Lien Obligations in right of payment to the First Lien Obligations.  Nothing in this Agreement shall affect the entitlement of any Second Lien Creditor to receive and retain required payments of interest, principal, and other amounts in respect of the Second Lien Obligations unless the receipt is expressly prohibited by, or results from the Second Lien Creditor’s breach of, this Agreement.

SECTION 5.  Releases; Dispositions; Other Agreements.

5.1                               Releases.

(a)                                 If, in connection with the Exercise of Secured Creditor Remedies by First Lien Agent as provided for in Section 3 (with the proceeds thereof being applied to the First Lien Priority Obligations with a concurrent permanent reduction in commitments), First Lien Agent releases any First Priority Liens on any part of the Collateral or releases any Guarantor  from its obligations under the First Lien Obligations (other than any such release granted following the Discharge of First Lien Priority Obligations), then the Second Priority Liens of Collateral Agent on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released.  Collateral Agent, for itself or on behalf of any such Second Lien Creditors, promptly shall, at the expense of the Issuers, execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(b)                                 If, in connection with any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents and Second Lien Documents as in effect as of the date hereof, First Lien Agent, for itself or on behalf of any First Lien Creditors, releases any First Priority Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Guarantor from its obligations under the First Lien Obligations, in each case other than in connection with the Discharge of First Lien Priority Obligations, then the Second Priority Liens and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released.  Collateral Agent, for itself and/or on behalf of any such Second Lien Creditors, promptly shall, at the expense of the Issuers, execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(c)                                  In the event of any private or public Disposition of all or any material portion of the Collateral by one or more Grantors with the consent of First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the Discharge of First Lien Priority Obligations), which Disposition is conducted by such Grantors with the consent of First Lien Agent in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the Disposition of Collateral (any such Disposition, a “Default Disposition”), then the Second Priority Liens shall be automatically, unconditionally, and simultaneously released (and, if the Default Disposition includes equity interests in any Grantor, Collateral Agent further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents); provided that (i) First Lien Agent also releases its Liens on such Collateral (and, if the Default Disposition includes equity interests in any Grantor, First Lien Agent is also releasing those persons whose equity interests are Disposed of from all of their obligations under the First Lien Loan Documents), (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Exercise of Secured Creditor Remedies) with a concurrent permanent reduction in commitments by a corresponding amount, and (iii) with respect to Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Default Disposition have (a) provided Collateral Agent with the prior written notice that would have been required if the Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC and (b) conducted such Default Disposition in a commercially reasonable manner.

(d)                                 Until the Discharge of First Lien Priority Obligations occurs, Collateral Agent, for itself and on behalf of Second Lien Creditors, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Collateral Agent or such holder or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(e)                                  Until the Discharge of First Lien Priority Obligations occurs, to the extent that First Lien Agent or First Lien Creditors (i) have released any Lien on Collateral or any Grantor with respect to the First Lien Obligations, and any such First Priority Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the First Lien Obligations, then Collateral Agent, for itself and for Second Lien Creditors, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be.

(f)                                   In any event in which the Collateral Agent acknowledges its release of its Lien or any portion thereof, it shall be entitled to receive an Opinion of Counsel, Officer’s

Certificate and other documents as may be required by the Second Lien Documents in connection with releases of Collateral (as such terms are defined in the Second Lien Indenture) at the sole cost and expense of the Issuers.

5.2                               Insurance.  Unless and until the Discharge of First Lien Priority Obligations has occurred:

(a)                                 if a First Lien Event of Default has occurred and is continuing, (i) First Lien Agent and First Lien Creditors shall have the sole and exclusive right, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, first to First Lien Creditors and Second Lien Creditors in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct; and

(b)                                 if Collateral Agent or any Second Lien Creditors shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to First Lien Agent in accordance with the terms of Section 4.2.

5.3                               Amendments.  Subject to the limitations, if any, set forth in this Agreement, in the event the First Lien Agent or the other First Lien Creditors enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of the First Lien Agent, the other First Lien Creditors, or the Loan Parties, then such amendment, waiver or consent will apply automatically to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Creditors and without any action by any of the foregoing; provided, that, except to the extent as may be expressly provided otherwise hereunder, no such amendment will (A) contravene the provisions of this Agreement, (B) remove or release any Collateral subject to a Lien of the Collateral Agent other than to the extent that (x) such release is permitted or required under Sections 5.1 or 6 and (y) there is a corresponding release of Collateral from the Lien of the First Lien Agent, (C) materially and adversely affect the rights of the Second Lien Creditors without the consent of the Collateral Agent, unless it also affects the First Lien Creditors in a like or similar manner, or (D) impose duties on the Collateral Agent, without its consent.  Written notice of such amendment, waiver or consent will be given to the Collateral Agent by First Lien Agent no later than 30 days after its effectiveness, provided, however, that the failure to give such notice will not affect the effectiveness and validity thereof; provided, however, that the Collateral Agent shall not be liable for the failure to comply with any such amendment, waiver or consent until it has received written notice thereof.

5.4                               Bailee for Perfection.

(a)                                 First Lien Agent and Collateral Agent each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees, including any custodian or services as to motor vehicle certificates of title) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Collateral Agent or First Lien Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Documents or the First Lien Loan Documents, as applicable, subject to the terms and conditions of this Section 5.4.  First Lien Agent and Collateral Agent agree to enter into any servicing agreements, collateral agency agreements or similar bailment agreements with third party agents or bailees as First Lien Agent deems appropriate for the purpose of perfecting Liens in the Pledged Collateral, including, without limitation, as to any motor vehicle certificates of title; provided, however, that the form of such agreement shall be satisfactory to the Collateral Agent.  To the extent in any jurisdiction only one lienholder may be noted on a certificate of title under applicable law, First Lien Agent shall be specified as the lienholder, and for the purposes of the applicable State certificate of title laws, First Lien Agent shall act as agent for both the First Lien Secured Parties and the Second Lien Secured Parties in order to perfect and secure both the First Lien Obligations and the Second Lien Obligations, provided, however, notwithstanding that there may be only one lienholder noted on such certificate of title for such purposes, the priorities as between the rights of First and Second Lien Creditors shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement.  Unless and until the Discharge of the First Lien Priority Obligations, Collateral Agent agrees to promptly notify First Lien Agent in writing of any Pledged Collateral held by it, and, immediately upon the written request of First Lien Agent,

Collateral Agent agrees to deliver to First Lien Agent any such Pledged Collateral held by it, together with any necessary endorsements (or otherwise allow First Lien Agent to obtain control of such Pledged Collateral). First Lien Agent hereby agrees that upon the Discharge of the First Lien Priority Obligations, upon the written request of Collateral Agent, to the extent that possession by First Lien Collateral Agent or the applicable control agreement is in full force and effect and has not been terminated, First Lien Agent shall continue to act as such a bailee and non-fiduciary agent for Collateral Agent (solely for the purpose of perfecting the security interest granted under the Second Lien Documents and at the expense of Collateral Agent) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of the First Lien Priority Obligations has occurred, and (y) the date possession is delivered to Second Lien Collateral Agent by First Lien Agent or when a control agreement is executed in favor of Collateral Agent with respect to such deposit account or securities account.

(b)                                 First Lien Agent shall have no obligation whatsoever to Collateral Agent or any Second Lien Creditor to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Collateral Agent shall have no obligation whatsoever to First Lien Agent or any First Lien Creditor to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of First Lien Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Priority Obligations as provided in paragraph (d) of this Section 5.4.  The duties or responsibilities of Collateral Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral to First Lien Agent to the extent required pursuant to paragraph (a).  The duties and responsibilities of any third party bailee or agent shall be set forth in any collateral agency, servicing or other bailment agreement entered into by such party.

(c)                                  First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Collateral Agent or any Second Lien Creditor.  Collateral Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of First Lien Agent or First Lien Creditor.

(d)                                 Upon the payment (or cash collateralization, as applicable) in full in cash of all First Lien Obligations, First Lien Agent shall deliver, or instruct any third party collateral agent or bailee to deliver, the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Collateral Agent, or its agents or bailees as directed by Collateral Agent, to the extent Second Lien Obligations remain outstanding as confirmed in writing by Collateral Agent, and, to the extent that Collateral Agent confirms no Second Lien Obligations are outstanding, second, to Borrowers to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, First Lien Agent further agrees to take all other action reasonably requested by Collateral Agent at the expense of Borrowers (including amending any outstanding control agreements) to enable Collateral Agent to obtain a first priority security interest in the Collateral.

5.5                               When Discharge of First Lien Priority Obligations Deemed to Not Have Occurred.  If the Grantors enter into any Refinancing of the First Lien Priority Obligations, then a Discharge of First Lien Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such First Lien Priority Obligations shall be treated as First Lien Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and First Lien Agent under the First Lien Loan Documents effecting such Refinancing shall be First Lien Agent for all purposes of this Agreement.  First Lien Agent under such First Lien Loan Documents shall agree (in a writing addressed to Collateral Agent for the benefit of itself and the Second Lien Creditors) to be bound by the terms of this Agreement.

5.6                               Purchase Option.

(a)                                 Within 15 days of the occurrence and during the continuation of a Triggering Event, then, in any such case, any one or more of Second Lien Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Second Lien Claimholder having a ratable right to make the purchase, with each Second Lien Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Second Lien Claimholder), upon 5 Business Days advance written notice from such Second Lien Claimholders (a “Purchase Notice”) to First Lien Agent, for the benefit of First Lien Claimholders, to acquire from First Lien Claimholders all (but not less than all) of the right, title, and interest of First Lien Claimholders in and to the First Lien Priority Obligations and the First Lien Loan Documents.  The Purchase Notice, if given, shall be irrevocable.

(b)                                 On the date specified in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Claimholders shall sell to the purchasing Second Lien Claimholders and purchasing Second Lien Claimholders shall purchase from First Lien Claimholders, the First Lien Priority Obligations.

(c)                                  If the purchase option is exercised, such First Lien Obligations shall be purchased pro rata among the Second Lien Creditors giving notice to the First Lien Agent of their intent to exercise the purchase option hereunder according to Second Lien Creditors’ portion of the Second Lien Obligations outstanding on the date of purchase.

(d)                                 On the date of such purchase and sale, purchasing Second Lien Claimholders shall (i) pay to First Lien Agent, for the benefit of First Lien Claimholders, as the purchase price therefor the full amount of all the First Lien Obligations (other than the Excess First Lien Obligations and other than First Lien Obligations cash collateralized in accordance with clause (ii) below) then outstanding and unpaid, including any prepayment premiums that would have been payable to First Lien Agent and the First Lien Lenders under the First Lien Loan Documents if the commitments thereunder shall have terminated on such date, (ii) furnish cash collateral to First Lien Agent in such amounts as First Lien Agent determines is reasonably necessary to secure First Lien Agent and First Lien Claimholders in connection with any issued and outstanding Letters of Credit (but not in any event in an amount greater than 103% of the aggregate undrawn amount of such Letters of Credit), (iii) purchase all Bank Product Obligations and Hedging Obligations in an amount reasonably determined to be satisfactory by First Lien Agent and the applicable counterparty, and (iv) agree to reimburse First Lien Agent and First Lien Claimholders for all expenses to the extent earned or due and payable in accordance with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees).  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Trustee for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

(e)                                  Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent and First Lien Claimholders as to the First Lien Obligations so purchased or otherwise and without recourse to First Lien Agent or any First Lien Claimholder, except that each First Lien Claimholder shall represent and warrant:  (i) that the amount quoted by such First Lien Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Second Lien Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(f)                                   In the event that any one or more of Second Lien Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) First Lien Agent shall have the right, but not the obligation, to immediately resign as administrative agent under the First Lien Credit Agreement, and (ii) purchasing Second Lien Claimholders shall have the right, but not the obligation, to require First Lien Agent to immediately resign as administrative agent under the First Lien Credit Agreement.

(g)                                  In this Section 5.6, the terms “Second Lien Claimholders” shall refer exclusively to Holders under the Second Lien Indenture, and shall exclude the Trustee and the Collateral Agent.  In no event shall the Second Lien Trustee or Second Lien Collateral Agent have any responsibility for the obligations contained in this Section 5.6 (except as explicitly agreed to by the Second Lien Trustee), and in no event shall either the Second Lien Trustee or Second Lien Collateral Agent be responsible for the execution or funding of the purchase option or expenses connected therewith.  In no event shall the Second Lien Trustee be obligated to monitor any of the events described in clauses (a) through (e) above, nor shall the Second Lien Trustee have any responsibility to execute, or any liability in connection with the execution of such purchase option.

5.7                               Injunctive Relief.  Should any Second Lien Creditor in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, First Lien Agent or any First Lien Creditor may obtain relief against such Second Lien Creditor by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Collateral Agent that (a) First Lien Creditors’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Creditor waives any defense that such Grantor and/or First Lien Creditors cannot demonstrate damage and/or be made whole by the awarding of damages.  Should any First Lien Creditor in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Collateral Agent or any Second Lien Creditor (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such First Lien Creditor by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by First Lien Creditors that (i) Second Lien Creditors’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each First Lien Creditor waives any defense that such Grantor and/or Second Lien Creditors cannot demonstrate damage and/or be made whole by the awarding of damages. First Lien Agent and Collateral Agent hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by First Lien Agent or First Lien Creditors or Collateral Agent or Second Lien Creditors, as the case may be.

SECTION 6.  Insolvency Proceedings.

6.1                               Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Creditors in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2                               Financing.  If any Grantor shall be subject to any Insolvency Proceeding and First Lien Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which First Lien Agent has a Lien or to permit any Grantor to obtain financing provided by any one or more First Lien Creditors under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then Collateral Agent agrees that it will, on behalf of the Second Lien Creditors, consent to such Cash Collateral use (and not control, protest, or object to such Cash Collateral use) and raise no objection to (or protest or contest) such DIP Financing and, to the extent the Liens securing the First Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing; provided that (a) the principal amount of any such DIP Financing plus the outstanding principal amount of other First Lien Obligations does not exceed the First Lien Cap, (b) any such Cash Collateral use or DIP Financing does not compel the Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation, (c) any Cash Collateral order or DIP Financing documentation does not expressly require the liquidation of the Collateral prior to a default under the Cash Collateral order or DIP Financing documentation, and any such DIP Financing is otherwise subject to the terms of this Agreement.  If the First Lien Creditors offer to provide DIP Financing that meets the requirements set forth in clauses (a) through (d) above, the Collateral Agent agrees that neither it nor any Second Lien Creditor shall, directly or indirectly, provide, offer to provide, or support any other DIP Financing secured by a Lien senior to or pari passu with the First Priority Liens.  If, in connection with any Cash

Collateral use or DIP Financing, any Liens on the Collateral held by First Lien Creditors are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States trustee, the Liens on the Collateral of Second Lien Creditors shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of First Lien Creditors consistent with this Agreement.

6.3                               Sales.  Collateral Agent agrees that it will consent, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of Collateral Agent under Section 363 of the United States Bankruptcy Code if the requisite First Lien Creditors under the First Lien Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Second Lien Creditors under Section 363(k) of the United States Bankruptcy Code (so long as the right of the Second Lien Creditors to offset their claim against the purchase price is only after the First Lien Priority Obligations have been paid in full in cash).

6.4                               Relief from the Automatic Stay.  Until the Discharge of First Lien Priority Obligations has occurred, Collateral Agent agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Agent, unless a motion for adequate protection by the Collateral Agent that is permitted under Section 6.5 has been denied by the court before which the applicable Insolvency Proceeding is pending, or (b) oppose any request by the First Lien Agent or any First Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

6.5                               Adequate Protection.

(a)                                 In any Insolvency Proceeding involving a Grantor, Collateral Agent agrees that no Second Lien Creditor shall contest (or support any other person contesting):

(i)                                     any request by First Lien Agent or other First Lien Creditors for adequate protection; or

(ii)                                  any objection by First Lien Agent or First Lien Creditors to any motion, relief, action, or proceeding based on First Lien Agent or First Lien Creditors claiming a lack of adequate protection.

(b)                                 In any Insolvency Proceeding involving a Grantor:

(i)                                     if any one or more First Lien Creditors are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Collateral Agent shall also be entitled to seek, without objection from First Lien Creditors, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under this Agreement; and

(ii)                                  if any one or more First Lien Creditors are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Collateral Agent shall also be entitled to seek, without objection from First Lien Creditors, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the First Lien Creditors.

(c)                                  Neither Collateral Agent nor any other Second Lien Creditor shall object to, oppose, or challenge any claim by First Lien Agent or any First Lien Creditor for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(d)                                 Neither First Lien Agent nor any other First Lien Creditor shall object to, oppose, or challenge any claim by Collateral Agent or any Second Lien Creditor for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees, or expenses.

6.6                               Section 1111(b) of the Bankruptcy Code.  Collateral Agent, for itself and on behalf of Second Lien Creditors, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Creditor to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Collateral Agent, for itself and on behalf of Second Lien Creditors, waives any claim it may hereafter have against any First Lien Creditor arising out of the election by any First Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7                               No Waiver.  Subject to Sections 3.1(a), 6.5(b) and 6.5(d), nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Creditor from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Collateral Agent or any Second Lien Creditors, including the seeking by Collateral Agent or any Second Lien Creditors of adequate protection or the assertion by Collateral Agent or any Second Lien Creditors of any of its rights and remedies under the Second Lien Documents.

6.8                               Avoidance Issues.  If any First Lien Creditor is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Creditors shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the First Lien Cap was decreased in connection with such payment of the First Lien Obligations, the First Lien Cap shall be increased to such extent.

6.9                               Plan of Reorganization.

(a)                                 If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)                                 Second Lien Creditors shall not vote on, propose or support any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) that is inconsistent with the priorities or other provisions of this Agreement.

SECTION 7.  Reliance; Waivers; Etc.

7.1                               Reliance.  Other than any reliance on the terms of this Agreement, First Lien Agent acknowledges that it and such First Lien Creditors have, independently and without reliance on Collateral Agent or any Second Lien Creditors, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement.  Collateral Agent acknowledges that it and Second Lien Creditors have, independently and without reliance on First Lien Agent or any First Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2                               No Warranties or Liability.  First Lien Agent acknowledges and agrees that each of Collateral Agent and Second Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Second Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Second Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Collateral Agent acknowledges and agrees that First Lien Agent and First Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, First Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Collateral Agent and Second Lien Creditors shall have no duty to First Lien Agent or any First Lien Creditors, and First Lien Agent and First Lien Creditors shall have no duty to Collateral Agent or any Second Lien Creditors, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3                               No Waiver of Lien Priorities.

(a)                                 No right of First Lien Creditors, First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First Lien Creditor or First Lien Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which First Lien Agent or First Lien Creditors, or any of them, may have or be otherwise charged with.

(b)                                 Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3), First Lien Creditors, First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, Collateral Agent or any Second Lien Creditors, without incurring any liabilities to Collateral Agent or any Second Lien Creditors and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Collateral Agent or any Second Lien Creditors is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Collateral Agent:

(i)                                     change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by First Lien Agent or any First Lien Creditors, the First Lien Obligations, or any of the First Lien Loan Documents;

(ii)                                  sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Grantor to First Lien Creditors or First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)                               settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)                              exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any First Lien Collateral and any security and any guarantor or any liability of any Grantor to First Lien Creditors or any liability incurred directly or indirectly in respect thereof.

(c)                                  Except as otherwise provided herein, Collateral Agent also agrees that First Lien Creditors and First Lien Agent shall have no liability to Collateral Agent or any Second Lien Creditors, and Collateral Agent hereby waives any claim against any First Lien Creditor or First Lien Agent, arising out of any and all actions which First Lien Creditors or First Lien Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)                                     the First Lien Loan Documents;

(ii)                                  the collection of the First Lien Obligations; or

(iii)                               the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any First Lien Collateral.  Collateral Agent agrees that First Lien Creditors and First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations, or otherwise.

(d)                                 Until the Discharge of First Lien Priority Obligations, Collateral Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4                               Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of First Lien Agent and First Lien Creditors and Collateral Agent and Second Lien Creditors, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                 any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b)                                 except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c)                                  except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)                                 the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of First Lien Agent, the First Lien Obligations, any First Lien Creditor, Collateral Agent, the Second Lien Obligations or any Second Lien Creditor in respect of this Agreement.

SECTION 8.  Representations and Warranties.

8.1                               Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

SECTION 9.  Miscellaneous.

9.1                               Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Loan Documents or any of the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2                               Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and First Lien Creditors may continue, at any time and without notice to Collateral Agent or any Second Lien Creditor, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting First Lien Priority Obligations in reliance hereof.  Collateral Agent hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)                                 with respect to First Lien Agent, First Lien Creditors, and the First Lien Obligations, on the date that the First Lien Obligations are paid in full; and

(b)                                 with respect to Collateral Agent, Second Lien Creditors, and the Second Lien Obligations, on the date that the Second Lien Obligations are paid in full.

9.3                               Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Collateral Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel and Officers’ Certificate (as such terms are defined in the Second Lien Indenture) to the effect that the proposed amendment, supplement, modification or refinancing is authorized or permitted hereunder.

9.4                               Information Concerning Financial Condition of Interface and its Subsidiaries.  First Lien Agent and First Lien Creditors, on the one hand, and Second Lien Creditors and Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  First Lien Agent and First Lien Creditors shall have no duty to advise Collateral Agent or any Second Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise.  Collateral Agent and Second Lien Creditors shall have no duty to advise First Lien Agent or any First Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event First Lien Agent or any First Lien Creditors, in its or their sole discretion, and/or Collateral Agent or any Second Lien Creditor, in its or their sole discretion, as the case may be, undertakes at any time or from time to time to provide any such information to Collateral Agent or any Second Lien Creditor, or to the First Lien Agent or any First Lien Creditor, as the case may be, it or they shall be under no obligation:

(a)                                 to make, and First Lien Agent and First Lien Creditors or the Collateral Agent and the Second Lien Creditors, as the case may be, shall not be deemed to have made any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)                                 to provide any additional information or to provide any such information on any subsequent occasion;

(c)                                  to undertake any investigation; or

(d)                                 to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5                               Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Second Lien Creditors or Collateral Agent pays over to First Lien Agent or First Lien Creditors under the terms of this Agreement, Second Lien Creditors and Collateral Agent shall be subrogated to the rights of First Lien Agent and First Lien Creditors; provided, however, that, Collateral Agent hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all First Lien Priority Obligations has occurred.  Any payments or distributions in cash, property or other assets received by Collateral Agent or Second Lien Creditors that are paid over to First Lien Agent or First Lien Creditors pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

9.6                               SUBMISSION TO JURISDICTION; WAIVERS.

(a)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(b)                                 EACH PARTY IRREVOCABLY (i) CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7 AND (ii) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (i) HEREIN IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR AGENTS, OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(c)                                  EACH PARTY TO THIS AGREEMENT (INCLUDING INTERFACE ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN

INDUCED TO ENTER INTO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(c) AND EXECUTED BY FIRST LIEN AGENT AND COLLATERAL AGENT), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.7                               Notices.  All notices to Second Lien Creditors and First Lien Creditors permitted or required under this Agreement shall also be sent to Collateral Agent and First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8                               Further Assurances.  First Lien Agent and Collateral Agent each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Agent or Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of the Loan Parties.

9.9                               APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.10                        Binding on Successors and Assigns.  This Agreement shall be binding upon First Lien Agent, First Lien Creditors, Collateral Agent, Second Lien Creditors, and their respective permitted successors and assigns.

9.11                        Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12                        Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy transmission or other electronic transmission in pdf. or similar format, from one party to another, shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13                        No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective permitted successors and assigns and shall inure to the benefit of and bind each of First Lien Creditors and Second Lien Creditors.  In no event shall any Grantor be a third party beneficiary of this Agreement.

9.14                        Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Agent and First Lien Creditors on the one hand and Collateral Agent and Second Lien Creditors on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and First Lien Agent and First Lien Creditors, or as between Grantors and Collateral Agent and Second Lien Creditors, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Documents, respectively.

9.15                        Costs and Attorneys’ Fees.  In the event it becomes necessary for First Lien Agent, any First Lien Creditor, Collateral Agent, or any Second Lien Creditor to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16                        First Lien Agent and Collateral Agent.

It is understood and agreed that (a) Capital One, N.A. is entering into this Agreement in its capacity as First Lien Agent and the rights, powers, privileges and protections afforded to the “Administrative Agent” under Article 9 of the First Lien Credit Agreement shall also apply to Capital One, N.A. as First Lien Agent hereunder, (b) Wells Fargo Bank, N.A. in is entering in this Agreement in its capacity as “Collateral Agent” under the  Security Agreement and the other Indenture Documents and the rights, powers, privileges, protections, immunities and benefits afforded to the “Collateral Agent” under the Security Agreement shall also apply to Wells Fargo Bank, N.A. as the Collateral Agent hereunder, and (c) the Holders of the Notes have expressly authorized and instructed the Collateral Agent to execute and deliver this Agreement.  In addition, but not in substitution of the foregoing and except as expressly provided in this Agreement, (A) the Collateral Agent shall not be subject to any fiduciary, trust or other implied duties to the First Lien Agent or the First Lien Creditors by reason of this Agreement and (B) the First Lien Agent shall not be subject to any fiduciary, trust or other implied duties to the Collateral Agent or the other Secured Parties by reason of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAPITAL ONE, N.A.
as First Lien Agent

By:	/s/ John Robuck
Name:	John Robuck
Title:	Senior Director

Notice Information:

Capital One, N.A.
4445 Willard Ave, 6th Floor,
Chevy Chase, MD 20815
Attention: John Robuck

WELLS FARGO BANK, N.A.,
as Collateral Agent

By:	/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Notice Information:

Wells Fargo Bank, N.A.
750 N.S. Paul Place, Suite 1750
MAC T9263-170
Dallas, Texas 75201
Telephone: 214-756-7431
Telecopy: 214-756-7401

LOAN PARTIES:

INTERFACE SECURITY SYSTEMS, L.L.C.

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Notice Address:

INTERFACE SECURITY SYSTEMS, L.L.C.
3773 Corporate Center Drive
Earth City, MO 63045
Attention:	Michael Shaw, CEO

THE GREATER ALARM COMPANY, INC.

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Notice Address:

THE GREATER ALARM COMPANY, INC.
3773 Corporate Center Drive
Earth City, MO 63045
Attention: Michael Shaw

WESTEC ACQUISITION CORP.

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Notice Address:

WESTEC ACQUISITION CORP.
3773 Corporate Center Drive
Earth City, MO 63045
Attention: Michael Shaw

WESTEC INTELLIGENT SURVEILLANCE, INC.

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

Notice Address:

WESTEC INTELLIGENT SURVEILLANCE, INC.
3773 Corporate Center Drive
Earth City, MO 63045
Attention: Michael Shaw

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.

By:	/s/ Kenneth Obermeyer
Kenneth Obermeyer, Chief Financial Officer

INTERFACE SECURITY SYSTEMS HOLDINGS, INC.
3773 Corporate Center Drive
Earth City, MO 63045
Attn: Michael Shaw